As filed with the Securities and Exchange Commission on November 22, 2010

Registration No. 333-152849

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

American Smooth Wave Ventures, Inc.

(Name of small business issuer in its charter)

Iowa	3942	26-3036101
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

American Smooth Wave Ventures

73726 Alessandro Dr., Suite 103

Palm Desert, CA 92260

(760) 636-1790 x 202

(Address and telephone number of principal executive offices and principal place of business)

Harold Gewerter

5440 W. Sahara 3rd Floor

Las Vegas, NV 89146

(702)382-1714

(Name, address and telephone number for agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement

 If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:   X .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     .

If this Form is a post effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     .

If this Form is a post effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     .

Indicate by check mark whether the registration is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer

Accelerated filer      .

Non-accelerated filer          (Do not check if a smaller reporting company)

Smaller Reporting Company   X .

UPDATED FINANCIALS

AMERICAN SMOOTH WAVE VENTURES

(A DEVELOPMENT STAGE COMPANY)

AUDITED FINANCIAL STATEMENTS

FOR THE PERIODS OF

JULY 11, 2008 (DATE OF INCEPTION)

TO DECEMBER 31, 2008 AND 2009

SAM KAN AND COMPANY

1151 HARBOR BAY PKWY, STE 101

ALAMEDA, CA 94502

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors
American Smooth Wave Ventures, Inc.
(A Development Stage Company)
Yucca Valley, California

We have audited the accompanying balance sheets of American Smooth Wave Ventures, Inc. as of December 31, 2009 and 2008, and the related statements of operations, stockholders' equity (deficit), and cash flows for the years ended December 31, 2009 and 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Smooth Wave Ventures, Inc. (A Development Stage Company) as of December 31, 2009 and 2008, and the results of their operations and their cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

We were not engaged to examine management's assessment of the effectiveness of American Smooth Wave Ventures, Inc.’s internal control over financial reporting as of December 31, 2009 and 2008, and accordingly, we do not express an opinion thereon.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the consolidated financial statements, the Company has suffered recurring losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to those matters are also described in Note B to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sam Kan & Company
Sam Kan & Company
March 29, 2010
Alameda, California

American Smooth Wave Ventures, Inc.
(A Development Stage Enterprise)
Balance Sheets

	December 31,
	2009	2008
ASSETS

Current assets
Cash	$630	$-
Prepaid Expenses	-	-
Accounts Receivable
Total current assets	630	-

Total assets	$630	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable	$3,000	$-
Total current liabilities	3,000	-

Stockholders' Deficit Equity
Common stock, $.001 par value; 75,000,000 shares authorized, 2,200,000 and 4,282,500 shares issued and outstanding at December 30, 2008 and 2009	4,283	2,200
Additional paid in capital	21,953	2,850
Deficit accumulated during the development stage	(28,245)	(5,050)
Total stockholders' deficit	(2,370)	-

Total liabilities and stockholders' deficit	$630	$-

See accompanying notes to financial statements1183:

American Smooth Wave Ventures, Inc.
(A Development Stage Enterprise)
Statement of Operations

	Year Ended December 31, 2009	For the period from July 11, 2008 (inception) to December 31, 2008	For the period from July 11, 2008 (inception) to December 31, 2009

Revenue	$-	$-	$-

Expenses
General and administrative	23,195	5,050	28,245
Total expenses	23,195	5,050	28,245

Net loss	$(23,195)	$(5,050)	$(28,245)

Basic and diluted loss per common share	$(0.00990)	$(0.00230)

Weighted average shares outstanding	2,344,034	2,200,000

See accompanying notes to financial statements

American Smooth Wave Ventures, Inc.
(A Development Stage Enterprise)
Statement of Changes in Stockholders' Deficit

	Common Stock		Additional Paid In Capital	Accumulated Deficit	Total
	Shares	Amount
Balance, July 11, 2008 (Inception)	-	$-	$-	$-	$-
Common stock issued for cash	2,000,000	2,000	2,850	-	4,850
Common stock issued for services	200,000	200	-	-	200
Net loss, period ended December 31, 2008	-	-	-	(5,050)	(5,050)
Balance, December 31, 2008	2,200,000	2,200	2,850	(5,050)	-

Common stock issued for cash	2,082,500	2,083	18,743	-	20,825
Net loss, year ended December 31, 2009	-	-	-	(23,195)	(23,195)
Balance, December 31, 2009	4,282,500	$4,283	$21,593	$(28,245)	$(2,370)

See accompanying notes to financial statements

American Smooth Wave Ventures, Inc.
(A Development Stage Enterprise)
Statements of Cash Flows

	Year Ended December 31, 2009	Year Ended December 31, 2008	For the period from July 11, 2008 (inception) to December 31, 2009

Cash flows from operating activities
Net loss	$(23,195)	$(5,050)	$(28,245)
Changes in operating assets and liabilities
Prepaid expenses	-	-	-
Accounts payable	3,000	-	3,000
Net cash used in operating activities	(20,195)	(5,050)	(25,245)

Cash flows from investing activities	-	-	-

Cash flows from financing activities
Common stock issued for services	-	-	-
Proceeds from sale of stock	20,825	5,050	25,875
Net cash provided by financing activities	20,825	5,050	25,875

Net change in cash	630	-	630

Cash at beginning of period	-	-	-

Cash at end of period	$630	$-	$630

Supplemental cash flow Information:
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

See accompanying notes to financial statements

AMERICAN SMOOTH WAVE VENTURES, INC. (A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR THE INCEPTION PERIOD OF JULY 11, 2008
TO DECEMBER 31, 2009

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of American Smooth Wave Ventures, Inc. (A Development Stage Company) (the Company) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. The Company has not realized revenues from its planned principal business purpose and is considered to be in its development state in accordance with SFAS 7, “Accounting and Reporting by Development State Enterprises.”

Organization, Nature of Business and Trade Name

American Smooth Wave Ventures, Inc. was incorporated in the state of Iowa on July 11, 2008 under the same name. The Company is a development stage company and has as a principal business objective of becoming on online candy and sweets catering service. Appropriate food and Bakery items will be purchased online for shipping.

We intend to develop procedures to make the information given to a prospective purchaser as accurate as possible to lead to the highest percentage of successful American Smooth Wave purchases. We intend to focus only on items that can be shipped without diminution in quality of the product.

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Stockholders’ Equity: Common stock

The authorized common stock of the Company consists of 75,000,000 shares with par value of $0.001.  On July 11, 2008, the Company authorized the issuance of 200,000 shares of its $.001 par value common stock at $0.001 per share in consideration of $200 in cash. Also on July 11, 2008, the Company authorized the issuance of 2,000,000 shares of its $.001 par value common stock at .002425 per share in consideration of $4,850 in cash from Orion Investments.

For the year ended December 31, 2009, the Company issued 2,082,500 shares of commons stock at $0.01 per share in consideration of $20,825.

As of Dec. 31, 2009 4,282,500 shares were issued and outstanding.

AMERICAN SMOOTH WAVE VENTURES, INC. (A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR THE INCEPTION PERIOD OF JULY 11, 2008
TO DECEMBER 31, 2009

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Net loss per common share

Net loss per share is calculated in accordance with SFAS No. 128, “Earnings Per Share.”  The weighted-average number of common shares outstanding during each period is used to compute basic loss per share.  Diluted loss per share is computed using the weighted averaged number of shares and dilutive potential common shares outstanding.  Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net loss per common share is based on the weighted average number of shares of common stock outstanding during 2009 and since inception.  As of Dec. 31, 2009, the Company had 4,282,500 common shares outstanding.  As of Dec. 31, 2009 and since inception, the Company had no dilutive potential common shares.

Basic Loss Per Share

The computations of basic loss per share of common stock are based on the weighted average number of shares outstanding at the date of the financial statements. There are no common stock equivalents outstanding.

	Loss	Shares	Per Share
	(Numerator)	(Denominator)	Amount
From Inception on July 11, 2008 to Period Ended Dec. 31, 2009	$(28,245)	$2,344,034	$(0.00990)

Provision for Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely that not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax assets consist of the following components from Inception on July 11, 2008 to Dec. 31, 2009:

2009
Deferred tax assets NOL Carryover	$9,603
Valuations Allowance	(9,603)
Net Deferred Tax Asset	$0

AMERICAN SMOOTH WAVE VENTURES, INC. (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF JULY 11, 2008

TO DECEMBER 31, 2009

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Provision for Income Taxes (continued)

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate of 34% to pretax income from continuing operations for the periods ended Dec. 31, 2009 due to the following:

At Dec. 31, 2009, the Company had an operating loss carry forward of $28,245 that can be used as an offset against future taxable income. No tax benefit has been reported in the Dec. 31, 2009 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry-forwards for Federal income tax reporting purposes are subject to annual limitations.  Should a change in ownership occur, net operating loss carry forwards may be limited as to use in the future.

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  A change in managements’ estimates or assumptions could have a material impact on American Smooth Wave Ventures, Inc.’s financial condition and results of operations during the period in which such changes occurred.

Actual results could differ from those estimates. American Smooth Wave Ventures, Inc.’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Fair Value of Financial Instruments

As at Dec. 31, 2009, the fair value of cash and accounts and advances payable, including amounts due to and from related parties, approximate carrying values because of the short-term maturity of these instruments.

Recently Issued Accounting Pronouncements

On July 1, 2009, Financial Accounting Standards Board (“FASB”) Accounting Standards Codification™ (“ASC”) became the sole source of authoritative Generally Accepted Accounting Principles (“GAAP”) literature recognized by the Financial Accounting Standards Board for financial statements issued for interim and annual periods ending after September 15, 2009. Rules and interpretive releases of the Security Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. Except for applicable SEC rules and regulations and a limited number of grandfathered standards, all other sources of GAAP for nongovernmental entities were superseded by the issuance of ASC. ASC did not change GAAP, but rather combined the sources of GAAP and the framework for selecting among those sources into a single source. Accordingly, the adoption of ASC had no impact on the financial results of the Company.

On June 12, 2009 the FASB issued two statements that amended the guidance for off-balance-sheet accounting of financial instruments: SFAS No. 166, “Accounting for Transfers of Financial Assets,” and SFAS No. 167, “Amendments to FASB Interpretation No. 46(R).” SFAS No. 166 revises SFAS No. 140, “Accounting for Transfers

AMERICAN SMOOTH WAVE VENTURES, INC. (A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR THE INCEPTION PERIOD OF JULY 11, 2008
TO DECEMBER 31, 2009

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Issued Accounting Pronouncements (continued)

and Servicing of Financial Assets and Extinguishments of Liabilities,” and will require entities to provide more information about sales of securitized financial assets and similar transactions, particularly if the seller retains some risk to the assets, the FASB said. The statement eliminates the concept of a qualifying special-purpose entity, changes the requirements for the derecognizing of financial assets, and calls upon sellers of the assets to make additional disclosures about them.

SFAS No. 167 amends FASB Interpretation (FIN) No. 46(R), “Consolidation of Variable Interest Entities,” by altering how a company determines when an entity that is insufficiently capitalized or not controlled through voting should be consolidated, the FASB said. A company has to determine whether it should provide consolidated reporting of an entity based upon the entity's purpose and design and the parent company's ability to direct the entity's actions. SFAS Nos. 166 and 167 will be effective at the start of the first fiscal year beginning after November 15, 2009, which will mean January 2010 for companies that are on calendar years.

In May 2009, the FASB issued SFAS 165, “Subsequent Events.” SFAS 165 should not result in significant changes in the subsequent events that an entity reports. Rather, SFAS 165 introduces the concept of financial statements being available to be issued. Financial statements are considered available to be issued when they are complete in a form and format that complies with generally accepted accounting principles (GAAP) and all approvals necessary for issuance have been obtained.

In May of 2008, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 163, “Accounting for Financial Guarantee Insurance – an interpretation of FASB Statement No. 60, Accounting and Reporting by Insurance Enterprises”. This statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This statement also clarifies how Statement 60 applies to financial guarantee insurance contracts. This statement is effective for fiscal years beginning after December 15, 2008. This statement has no effect on the Company’s financial reporting at this time.

In March of 2008 FASB issued Statement of Financial Accounting Standards (SFAS) No. 161, “Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133, “Accounting for Derivatives and Hedging Activities.” SFAS No. 161 has the same scope as Statement No. 133 but requires enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement No. 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption. SFAS No. 161 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In December, 2007, the FASB issued SFAS No. 160, “Non-controlling interests in Consolidated Financial Statements, an amendment of ARB No. 51.” SFAS No. 160 applies to “for-profit” entities that prepare consolidated financial statements where there is an outstanding non-controlling interest in a subsidiary. The Statement requires that the non-controlling interest be reported in the equity section of the consolidated balance sheet but identified separately from the parent. The amount of consolidated net income attributed to the non-controlling interest is required to be presented, clearly labeled for the parent and the non-controlling entity, on the face of the consolidated statement of income. When a subsidiary is de-consolidated, any retained non-controlling interest is to be measured

AMERICAN SMOOTH WAVE VENTURES, INC. (A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR THE INCEPTION PERIOD OF JULY 11, 2008
TO DECEMBER 31, 2009

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Issued Accounting Pronouncements (continued)

at fair value. Gain or loss on de-consolidation is recognized rather than carried as the value of the retained investment. The Statement is effective for fiscal years and interim periods beginning on or after December 15, 2008. It cannot be adopted earlier but, once adopted, is to be applied retroactively. This pronouncement has no effect on this Company’s financial reporting at this time.

Also in December 2007, the FASB issued SFAS No. 141R, “Business Combinations” (“SFAS No. 141R”). SFAS No. 141R amends SFAS 141 and provides revised guidance for recognizing and measuring identifiable assets and goodwill acquired, liabilities assumed, and any non-controlling interest in the acquiree. It also provides disclosure requirements to enable users of the financial statements to evaluate the nature and financial effects of the business combination. It is effective for fiscal years beginning on or after December 15, 2008 and will be applied prospectively. SFAS No. 141R has no effect on the Company’s financial reporting.

None of the above new pronouncements has current application to the Company, but may be applicable to the Company’s future financial reporting.

Long-lived Assets-Technology

The Company’s technology is recorded at its cost. The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Concentration of Risk

Cash – The Company at times may maintain a cash balance in excess of insured limits. At Dec. 31, 2009, the Company has no cash in excess of insured limits.

Revenue Recognition

The Company recognizes revenues when payments are billed to the customer and according to the terms of the contract.

Property and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated Useful Lives
Office Equipment	5-10 years
Copier	5-7 years
Vehicles	5-10 years

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. For audit purposes, depreciation is computed under the straight-line method.

AMERICAN SMOOTH WAVE VENTURES, INC. (A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR THE INCEPTION PERIOD OF JULY 11, 2008
TO DECEMBER 31, 2009

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounts Receivable

Accounts receivable are carried at the expected net realizable value. The allowance for doubtful accounts is based on management's assessment of the collectability of specific customer accounts and the aging of the accounts receivables.  If there were a deterioration of a major customer's creditworthiness, or actual defaults were higher than historical experience, our estimates of the recoverability of the amounts due to us could be overstated, which could have a negative impact on operations.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents.

Advertising Costs

Advertising and promotion costs are expensed as incurred. The Company incurred no such expenses since inception.

NOTE B – GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  However, the Company does not have significant cash or other current assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.

Marketing will be focused on attracting retail customers of candy, sweets, foods and bakery items to our website which will be designed to allow the potential customers to order the desired items on the website for delivery to the specified location. When and if these activities provide sufficient revenues it would allow it to continue as a going concern. In the interim the Company is working toward raising operating capital through the private placement of its common stock or debt instruments.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations.

AMERICAN SMOOTH WAVE VENTURES, INC. (A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR THE INCEPTION PERIOD OF JULY 11, 2008
TO DECEMBER 31, 2009

NOTE B – GOING CONCERN (continued)

The accompanying financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

NOTE C – RELATED PARTY TRANSACTIONS

For the year ended December 31, 2009, the Company paid consulting fees of $11,100 to IPO Capital Partners, Inc. which owns more than 5% of the common stock as of December 31, 2009.  Within these fees, $4,000 was paid on behalf of Western Lucrative Enterprises, Inc. (WLE) for WLE’s quarterly report preparation of which Orion Investors, Inc is the major shareholder. Orion Investors, Inc owns more than 5% of the common stock as of December 31, 2009. WLE reimbursed the Company $4,000 by the end of December 31, 2009. There was no balance due to this shareholder at December 31, 2009 and December 31, 2008.

NOTE D – SUBSEQUENT EVENTS

In January, 2010, Dempsey Mork, a shareholder who owns more than 5% of the common stock as of December 31, 2009, loaned $10,000 to the Company for its DTC eligibility application. This non-interest bearing advance is due on demand.

In February, 2010, the Company issued a note payable of $3,000 to Dempsey Mork. The note will be matured by December 31, 2010. There is no payment term during the year. Principal and interest of 6% will be due when the loan is matured.

AMERICAN SMOOTH WAVE VENTURES, INC.

(A Development Stage Enterprise)

Unaudited Financial Statements

For the Three and Nine Months Ended September 30, 2010 and 2009 and the

Period of July 11, 2008 (Inception) to September 30, 2010

AMERICAN SMOOTH WAVE VENTURES, INC.

(A Development Stage Enterprise)

Unaudited Financial Statements

For the Three and Nine Months Ended September 30, 2010 and 2009 and the

Period of July 11, 2008 (Inception) to September 30, 2010

Page(s)
Balance Sheets as of September 30, 2010 and December 31, 2009	F-17

Statements of Operations for the three and nine months ended September 30, 2010 and 2009 and the period of July 11, 2008 (Inception) to September 30, 2010	F-18

Statements of Cash Flows for the nine months ended September 30, 2010 and 2009 and the period of July 11, 2008 (Inception) to September 30, 2010	F-19

Notes to the Unaudited Financial Statements	F-20

American Smooth Wave Ventures, Inc.
(A Development Stage Enterprise)
Balance Sheets

	September 30,	December 31,
	2010	2009
	(Unaudited)
ASSETS

Current assets
Cash	$-	$630
Total current assets	-	630

Total assets	$-	$630

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable	$2,428	$3,000
Accrued interest	28	-
Total current liabilities	2,456	3,000

Long term liabilities
Related party loan	10,000	-
Total long term liability	10,000	-

Total liabilities	12,456	3,000

Stockholders' Deficit
Common stock, $.001 par value; 75,000,000 shares authorized, 8,532,500 shares issued and outstanding at September 30, 2010 and December 31, 2009	8,533	4,283
Additional paid in capital	56,994	21,592
Deficit accumulated during the development stage	(77,983)	(28,245)
Total stockholders' deficit	(12,456)	(2,370)

Total liabilities and stockholders' deficit	$-	$630

See accompanying notes to financial statements

American Smooth Wave Ventures, Inc.
(A Development Stage Enterprise)
Statements of Operations

					For the period from July 11, 2008 (inception) to September 30, 2010

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
Revenue	$-	$-	$-	$-	$-

Expenses
General & administrative	6,902	-	6,960	-	12,010
Professional fees	42,750	-	42,750	-	65,945
Total expenses	49,652	-	49,710	-	77,955

Other income / (expense)
Interest expense	(28)	-	(28)	-	(28)
Total other income / (expense)	(28)	-	(28)	-	(28)

Net loss	$(49,680)	$-	$(49,738)	$-	$(77,983)

Basic and diluted loss per common share	$(0.01)	$-	$(0.01)	$-

Weighted average shares outstanding	4,328,696	2,200,000	4,298,068	2,200,000

See accompanying notes to financial statements

American Smooth Wave Ventures, Inc.
(A Development Stage Enterprise)
Statements of Cash Flows

			For the period from July 11, 2008 (inception) to September 30, 2010

	Nine months ended September 30,
	2010	2009
	(Unaudited)
Cash flows from operating activities
Net loss	$(49,738)	$-	$(77,983)
Adjustments to reconcile net loss to net cash used in operating activities:
Issuance of common stock in exchange for services	39,652	-	39,652
Changes in operating assets and liabilities:
Accounts payable	(572)	-	2,428
Accrued interest	28	-	28
Net cash used in operating activities	(10,630)	-	(35,875)

Net cash from investing activities	-	-	-

Cash flows from financing activities
Proceeds from related party loan	10,000	-	10,000
Proceeds from issuance of stock	-	-	25,875
Net cash provided by financing activities	10,000	-	35,875

Net increase in cash	(630)	-	-
Cash at beginning of period	630	-	-
Cash at end of period	$-	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Issuance of common stock for professional and consulting services	$39,652	$-	$52,852

Supplemental Cash Flow Information:
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

See accompanying notes to financial statements

AMERICAN SMOOTH WAVE VENTURES, INC.

(A Development Stage Enterprise)

Unaudited Financial Statements

For the Three and Nine Months Ended September 30, 2010 and 2009 and the

Period of July 11, 2008 (Inception) to September 30, 2010

NOTE 1 – CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at September 30, 2010, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s December 31, 2009 audited financial statements.  The results of operations for the periods ended September 30, 2010 and 2009 are not necessarily indicative of the operating results for the full years.

NOTE 2 – GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – SHAREHOLDERS’ EQUITY

Pursuant to its registration statement filed with the SEC, during the nine months ended September 30, the Company issued 4,250,000 shares of its common stock in consideration of services received from Whitehall Montague valued at $39,652 which represents a selling price of $.01 per share.

AMERICAN SMOOTH WAVE VENTURES, INC.

(A Development Stage Enterprise)

Unaudited Financial Statements

For the Three and Nine Months Ended September 30, 2010 and 2009 and the

Period of July 11, 2008 (Inception) to September 30, 2010

NOTE 4 – RELATED PARTY LOAN

A convertible note of $10,000 was issued on August 20, 2010 by the Company to Millenium Group, Inc. (“Millenium”), a California corporation. The owner of Millenium, Jonathan Mork, is a son of Dempsey Mork, who is the owner of Orion Investment which holds more than 5% of the common shares from the Company. The note is payable in two years and a 5% interest will be charged at maturity unless earlier converted. Interest is to be accrued for each quarter to show the comprehensive amount owed. As of September 30, 2010, the accrued interest amounts to $28. The note is convertible at the holder’s option into 4% of the Company’s fully diluted common shares at the time of conversion, with anti-dilution protection (not adjusted for splits or new issuances).

The effective conversion price, which is shares at the conversion price divided by allocated debt fair amount, is $0.03 per share and thus the calculated intrinsic value is less than zero.  As a result, no beneficial conversion feature was recognized and the unamortized debt discount was zero.

NOTE 5 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date of this filing and determined there are no events to disclose.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Yucca Valley, State of California on  November 22, 2010

American Smooth Wave Ventures. Inc.

By: /s/ Neville Pearson

Neville Pearson

President, Secretary, Treasurer, and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities stated on November 22, 2010.

Signature

Title

/s/ Neville Pearson

Neville Pearson

President, Secretary, Treasurer, and Director

Principal Executive Officer, Principal Financial

Officer, and Principal Accounting Officer)